Exhibit 10.6

Agreement for Cooperation in Third-Party Management Services

BETWEEN

[*****]

AND

Zhibao Technology Co., Ltd.

Date: ______________

Party A: [*****]

Address: [*****]

Legal Representative/Principal: [*****]

Unified Social Credit Code: [*****]

Party B: Zhibao Technology Co., Ltd.

Address: Room 308, 3/F, No. 6, Lane 727, Wuxing Road, Pudong New Area, Shanghai,

China

Legal Representative/Principal: Ma Botao

Unified Social Credit Code: 91310000MA1K32U85W

In order to be mutually beneficial and complementary and promote common development of both parties, Party A and Party B, on the basis of equality, voluntariness, friendship and good faith, and in accordance with the Civil Code and other Chinese laws and regulations, hereby enter into this Agreement by consensus on products and cooperation for mutual compliance.

Article 1 Background and Basis

1.	Party A is an insurance company registered and operated in accordance with the laws of the People’s Republic of China, and its business covers property loss insurance, liability insurance, credit insurance, guarantee insurance and other RMB or foreign currency insurance; short-term health insurance and accident insurance; reinsurance of property insurance; services and consulting for property insurance and reinsurance; acting for other insurance companies in handling relevant business; use of funds permitted by state laws and regulations; other business approved by the state insurance supervision department (operating according to insurance company legal person license No. [*****]).

2.	Party B is a third-party management service company registered under the laws of the People’s Republic of China, and its business covers business consulting, insurance consulting, Internet technology, etc.

3.	[*****] is a subsidiary of [*****]. According to the Managing General Underwriter (MGU) Agreement signed by Party B and [*****], Party B shall be fully responsible for the operation and management of [*****], and for providing Party A with management services for the products agreed in the agreement.

4.	If Party A cooperates with respect to the insurance products and reinsurance arrangements agreed herein, Party B shall provide management services for such cooperation according to Party A’s requirements and provisions hereof.

5.	The list of insurance products in which Party A and Party B cooperate is set out in Annex I.

6.	Party A agrees and appoints Party B as the exclusive third-party management agency for the insurance products set forth herein. If it is necessary to add other third-party management agencies as its partners, Party A shall obtain the consent of Party B.

7.	Party B agrees and confirms to provide management services for the insurance products set forth herein in accordance with the terms hereof. The specific management services agreed by both parties are set out in Annex II. In case of any update, addition, deletion or change of the management services, the parties shall separately agree by means of a supplementary agreement.

8.	To achieve the purpose set forth herein, Party B may, based on actual conditions, designate other suppliers or entities to provide all or part of the services hereunder under the direct supervision of Party B, and shall bear contractual liabilities for the services provided by other suppliers or entities under the direct supervision of Party B in accordance with law.

9.	This Agreement is the master agreement for cooperation between Party A and Party B. Both parties agree and confirm that: for the insurance products listed in this Agreement, the Reinsurance Agreement signed by Party A and Party B or the insurance (reinsurance) company and the detailed rules, procedures, regulations and other documents separately agreed and confirmed by Party A and Party B in writing (including by E-mail) with respect to the specific products shall be an integral part of this Agreement, come into force together with this Agreement, and be equally binding on both parties.

10.	Upon agreement of both parties through negotiation, both parties may increase or decrease the insurance products and adjust other cooperation content in due time. Any adjustment, change, addition or deletion of the products or the cooperation content shall be separately agreed upon by both parties in a written agreement.

Article 2 Definition and Interpretation

Unless otherwise expressly provided in this Agreement or otherwise provided by law, the following terms shall be defined and interpreted in this Agreement as follows:

1.	Trademarks and logos: both parties’ names, trademarks, related design and service marks (type of logo) and all marks derived therefrom, whether registered or not;

2.	Gross premium: written premium, which refers to the total premium paid to the insurance company by the applicant or the insured according to the amount stated in the insurance payment notice.

3.	Sales expenses: expenses paid by Party A in accordance with this Agreement and the annexes after the products agreed herein are successfully sold. “Successful sale” shall be construed as a sale in which the applicant or the insured has paid the gross premium in full and Party A has issued an insurance policy to the applicant or the insured, unless otherwise agreed herein.

4.	Sales expense rate: a percentage of the gross premium paid to the seller for “successful sale” as set forth in Annex I hereto.

5.	Management service fee: fee paid by Party A to Party B for the management services provided by Party B to Party A’s customers regarding the insurance products agreed herein. The specific amount shall be calculated in accordance with the method set forth in Annex III hereto.

6.	Annex: a document attached to and in force with this Agreement. The annexes to this Agreement form part of this Agreement and shall be deemed to be included in this Agreement. Any reference to this Agreement shall take into account the contents of the annexes.

7.	The headings in this Agreement are for convenience only and shall not have a legal impact on the interpretation of this Agreement.

Article 3 Representations and Warranties of the Parties

The parties hereby represent and warrant as follows:

1.	Both parties are legally incorporated, validly existing and reputable companies.

2.	Both parties have all rights, registrations and authorizations to sign and deliver this Agreement, comply with and perform their obligations hereunder, and this Agreement shall constitute a legal, valid and binding obligation on both parties from the effective date hereof.

3.	Both parties have taken all appropriate and necessary corporate actions and are authorized to perform and comply with the terms of this Agreement.

4.	Both parties have obtained all necessary consents, approvals and authorizations to effectively sign and deliver this Agreement and to comply with and perform their obligations hereunder.

Article 4 Rights and Obligations of Party A

1.	Party A shall have the right to collect all gross premiums for insurance products hereunder, whether the products are sold by themselves or through other channels, and whether or not the products are reinsured to any reinsurance company.

2.	Party A shall have the right to retain a certain percentage of risks (generally no more than 20%) for the business hereunder insured by it on the basis of full communication with Party B and the insurance (reinsurance) company. Other risks (generally not less than 80%) shall be distributed through reinsurance arrangements.

3.	Party A shall have the right to receive policy service fees for the insurance products hereunder. The policy service fees shall be calculated at [*****]% of the gross premium.

4.	Party A shall have the right to receive sales expenses for its successful business sales. The highest rate of sales expenses for each product obtained by Party A is shown in Annex I. When the terms or prices of the products change, both parties shall agree to negotiate and adjust Party A’s sales expense rate. Party A’s sales expense rate balance or overspending shall be owned or borne by Party A and shall not affect Party A’s sales expense rate agreed upon by both parties.

5.	Party A shall have the right of final underwriting and claims assessment. If Party A has any doubt about the conclusions of underwriting, claims assessment and disputed cases, it can raise it with Party B, and Party B shall be responsible for explaining and assisting in communication and negotiation with customers and reinsurers. A disputed case may be investigated by a working group formed by both parties, and the compensation shall be made according to facts if it is covered by insurance. The handling of a disputed case shall be decided by Party A on the basis of giving full consideration to the opinions of Party B, the customer and the reinsurer.

6.	Party A shall, in accordance with this Agreement and Annex III, pay management service fees to Party B for the management services provided for the insurance products hereunder.

7.	In order to enable Party B to efficiently perform its obligations under this Agreement, Party A may ask Party B for assistance as necessary after receiving the application for insurance or claim settlement and the materials and information that may affect Party A’s policy.

8.	For the insurance products under cooperation, Party A shall complete such compliance procedures as filing and approval with China Banking and Insurance Regulatory Commission, the insurance authority of China. Party B, as the exclusive service manager, shall have the exclusive right to manage the insurance products hereunder. If it is necessary to add other third-party management agencies as Party A’s partners, Party A shall obtain the consent of Party B.

9.	Without the written authorization and consent of Party A, Party B shall not use Party A’s business name and logo on any occasion.

Article 5 Rights and Obligations of Party B

1.	Party B agrees to provide Party A with sufficient sales support as required by Party A, including product training, accompanying visits, proposal writing, contract negotiation, etc., so as to help Party A better sell products and achieve expected goals. At the same time, Party B shall provide Party A with electronic documents such as product introduction, service manuals and training materials for the products hereunder as required. After verification and confirmation by both parties, Party A shall, at its own expense, print the paper promotional materials for the products and put them into use.

2.	Party B shall undertake management obligations for its cooperative medical institutions and make them cooperate in accordance with the cooperation mode agreed herein. Party B and its medical institutions shall strengthen the identification and management of the expenses to be borne by customers, and assist Party A to recover the expenses from customers.

3.	Party B shall be responsible for preparing electronic copies of all product-related documents (including but not limited to application for insurance, plan, terms, customer use manual, member direct payment card, application for direct payment of claim amount, claim form, etc.) and providing them to Party A for printing and use;

4.	Party B shall be responsible for the development and maintenance of the medical service provider network, send the updated list of network service providers to Party A every month and disclose it on Party B’s official account;

5.	Party B shall provide a 7/24-hour service hotline to provide customers with policy and benefit explanation, medical appointment and other consulting services;

6.	Party B shall, in accordance with the insurance liability for specified products, authorize in advance and control the treatment process of the insured.

7.	Party B and its designated claim service personnel shall negotiate with and contact the medical service provider directly, and settle all medical service fees. If Party A receives bills and/or any supporting documents for claims, it shall forward them to Party B for settlement so that Party B can settle claims in accordance with the detailed workflow agreed between the parties.

8.	Party B shall prepare a claim analysis report after the end of each quarter and communicate with Party A about business development or adjustment direction.

9.	Party B shall prudently keep all documents related to claims and underwriting information in accordance with the Regulations on the Management of Business Archives of Financial Enterprises, and forward them to Party A as agreed by both parties.

10.	Party B shall use its best efforts to reduce the claim amount through negotiation by direct payment agreement, second medical opinions or other means, and inform Party A of such information through the statement of claim or other means.

11.	Both parties shall always comply with Chinese laws, regulations, and regulatory provisions of competent industry authorities;

Article 6 Management Service Fee and Settlement

1.	Both parties agree to strictly abide by the provisions of this Agreement and Annex III on settlement and payment of management service fees.

2.	Both parties may update or change other management service fees and settlement contents as set forth in Annex III and this Agreement in supplementary ways, and such updates and changes shall be equally binding on both parties.

3.	If it is necessary to adjust the management service fee rate and its settlement due to the adjustment or change of laws, policies and regulatory policies, both parties shall negotiate as necessary and sign a supplementary agreement separately.

Article 7 Data Transmission

1.	According to online sales and service requirements, Party A shall give priority to providing core system integrating and other IT support for the insurance products hereunder.

2.	Both parties shall transfer claims data in the form of system integrating. Party B shall conduct daily data exchange according to the claims data and transmission rules agreed by both parties. The claims transfer shall cover closed cases, amended cases, and cases in which deductibles are not recovered. Party A shall complete the payment of claim compensation within T+1 working days upon receipt of the data, and the give feedback on the payment information through the system. If the data transfer fails due to technology, system rules, etc., it shall be handled and the payment shall be collected within T+5 working days.

3.	In order to ensure that Party B pays the claim amount to the insured or the beneficiary on behalf of Party A in time, Party A shall ensure that the success rate of the claim payment is 90% or above within T+1 working days after receiving the data. If Party B is affected to pay compensation to the network hospital and the insured due to the delay of payment caused by Party A, which leads to losses or complaints of the network hospital and the insured, Party A shall bear the corresponding responsibilities.

4.	Party A agrees to the combined large invoices, electronic invoices and split invoices provided by the direct payment network hospital, to which the list of medical expenses of the insured is attached. Party A can collect the payment in accordance with the routine claims operation procedures; Party A acknowledges the fact that there is no invoice or no original claim information in the direct payment network hospital outside Chinese mainland, and uses electronic documents as the basis for claims assessment, including but not limited to electronic prescription, electronic medical record, electronic invoice and other image documents for Party A’s verification.

5.	In order to conform to the routine operation of the market and improve the experience of the insured in convenient claim submission, the original invoice shall not be required for claims submitted with the amount of a single medical treatment less than or equal to CNY 3,000, but the bill image related to the claim shall be provided.

6.	For claims with an amount likely to be equal to or exceed CNY 500,000 (or the equivalent amount in foreign currency), Party B shall, upon receipt of the prior authorization related to the case, promptly notify Party A in writing, and after reviewing the case with Party A and obtaining written consent of Party A, propose to Party A in writing to start the process of pre-payment of the compensation. In case of urgent situations where medical treatment is preliminarily determined to be necessary, including but not limited to non-pre-arranged surgery, hospitalization and transport, Party B shall provide services before reporting to Party A and apply for starting the pre-payment process, and provide a written explanation to Party A within 48 hours afterwards.

Party A shall make the payment within 10 working days upon receipt of the application for pre-payment of compensation to ensure that Party B pays the insurance indemnity in a timely manner as agreed in Party A’s policy.

Article 8 Review Record

1.	As required by Party A in writing, Party B shall provide all relevant materials related to the products listed herein at Party B’s headquarters or other working locations for inspection within a reasonable time by the management personnel or representatives specially authorized by Party A. Such personnel and representatives may copy any records containing the required information at Party A’s expense.

2.	Prior to the review, Party A shall require in writing the above-mentioned personnel and representatives to keep strictly confidential all materials and information reviewed, accessed, consulted and copied by them, and bear all consequences and liabilities arising from the breach of confidentiality obligations by the above-mentioned personnel and representatives.

Article 9 Effectiveness and Termination

1.	This Agreement shall be valid for a period of 24 months from January 1, 2023 to December 31, 2024. Unless either party gives a written notice to the other party two months in advance, this Agreement shall be automatically renewed, but renewed once only.

2.	Upon expiration or termination of this Agreement for any reason, the parties shall continue to perform their respective obligations until two years after the expiration of the term of all policies in force hereunder.

3.	The other party may terminate this Agreement at any time by giving a written notice, with immediate effect, without paying any compensation, if either party:

3.1	has filed for bankruptcy or been declared bankrupt, entered into liquidation (whether compulsory or voluntary) or entered into a settlement or any voluntary arrangement with its creditors, or a receiver, reorganization receiver or manager has been appointed for all or part of its assets, or there is an encumbrance, or the party has taken or been subjected to any similar actions as a result of its debts, or is unable to pay its debts as they become due and payable;

3.2	sells or intends to sell or divest more than 50% of its cooperative business, or ceases to operate its cooperative business without the written consent of the other party (neither party shall unreasonably refuse to give its consent);

3.3	commits a material breach of its obligations under this Agreement and fails to make corrections within sixty days from the date of receipt of the written notice from the other party requesting correction.

4.	If either party fails to comply with the confidentiality provisions and divulges the confidential information of the other party, causing losses to the other party, it shall be liable for compensation. The other party shall be liable for any expenses, liabilities or losses incurred by either party as a result of the termination of this Agreement arising from the occurrence of the above events.

5.	The termination of this Agreement shall not prejudice any rights acquired by either party prior to the termination of this Agreement which may be asserted against the other party.

Article 10 Supplement and Modification

1.	Matters not covered herein may be supplemented or modified by both parties.

2.	Modifications and supplements to this Agreement shall take effect only after being signed and confirmed in writing by both parties or their authorized representatives.

3.	Modifications and supplements shall be an integral part of this Agreement and have the same effect as this Agreement. In case of any inconsistency between the modifications or supplements and this Agreement, the provisions of the supplementary agreement shall prevail.

Article 11 Counterpart

1.	This Agreement is made in four copies, with each party holding two copies.

2.	All agreements signed by both parties shall be originals and have the same legal effect.

3.	This Agreement is made in Chinese. If there is an English version or translation of this Agreement, the Chinese version shall prevail and this Agreement shall be interpreted and performed accordingly.

Article 12 Governing Law, Arbitration and Competent Court

1.	This Agreement and all matters arising out of or in connection with this Agreement shall be governed by the laws of the People’s Republic of China.

2.	Any dispute or conflict arising out of or in connection with this Agreement, or due to the breach, termination or invalidity of this Agreement shall be settled by the parties through friendly negotiation. If the negotiation fails, either party may bring a lawsuit to the people’s court with jurisdiction where the defendant is located.

Article 13 Anti-Money Laundering

During business cooperation, both parties shall strictly abide by the Anti-Money Laundering Law of the People’s Republic of China, the Administrative Measures for the Identification of Financial Institutions’ Customers and the Preservation of Customer Identity Information and Transaction Records formulated by the People’s Bank of China and other anti-money laundering regulations formulated by the competent industry authorities, and effectively complete or assist in the completion of customer identification, transaction data preservation, large-value transaction reporting, suspicious transaction reporting and other obligations required by laws and regulations.

Article 14 Anti-Commercial Bribery

Anti-commercial bribery clause is a necessary annex to this Agreement and has the same legal effect as this Agreement. The parties hereto agree to sign and abide by the following provisions on anti-commercial bribery:

1. The parties hereto are aware and willing to strictly abide by the relevant laws and regulations of the People’s Republic of China on anti-commercial bribery, and are aware that any form of bribery may violate the law and be severely punished by law.

2. Neither party hereto shall ask, accept, offer or give to the other party or the other party’s personnel or other relevant personnel any benefits not agreed herein, including but not limited to explicit discount, hidden deduction, cash, gift cards, physical goods, negotiable securities, travel or other non-material benefits. However, if such benefits comply with industry practices or common practices, they shall be expressly stated in this Agreement.

3. [*****] strictly prohibits any commercial bribery (including offering and accepting bribes) by its personnel. Any of the acts listed in paragraph 2 of this article committed during or after the signing and performance of this Agreement by the personnel of [*****] shall be in violation of the system of [*****], and the other party and its staff shall be obliged to report the relevant personnel and acts to [*****] by calling [*****] or contacting [*****], or by E-mail: [*****].

4. If the other party hereto violates this Agreement by offering bribes to the personnel of [*****] for the purpose of obtaining direct or indirect business benefits (including but not limited to cooperation opportunities and contractual benefits), such party shall be deemed to have breached this Agreement. [*****] shall have the right to terminate this Agreement and/or require such party to pay liquidated damages equivalent to 10% of the total contract price, which may be directly deducted from the contract price to be paid. If the termination causes other losses to [*****], the breaching party shall also compensate for such losses in accordance with this Agreement. If such party actively cooperates in the investigation and punishment of the person who accepts commercial bribes, [*****] may reduce or cancel the corresponding liquidated damages. If the commercial bribery of the relevant personnel constitutes a crime, it shall be transferred to the judicial organ for handling, and the parties shall actively cooperate with the judicial organ for handling.

5. [*****] also objects to any of the acts set out in paragraph 2 of this article committed by the other party and its personnel with any third party for the purpose of this Contract.

Article 15 Confidentiality

1.	Without the express authorization under this Agreement or the prior written permission of the other party, neither party shall disclose any content of this Agreement and the signing and performance of this Agreement, as well as any information about the other party and the other party’s affiliated companies that is known through the signing and performance of this Agreement (“Confidential Information”), to any third party (except for disclosure required by laws, regulations, government departments, judicial bodies, arbitral tribunals, stock exchanges or other regulatory authorities, and disclosure made to legal, accounting, business and other consultants and employees of both parties who have to know it). However, if either party has to disclose such information to the public or a relevant third party in order to fulfill the purpose and requirements of this Agreement, the party may disclose such information, and in the disclosure, the disclosing party shall not obtain any other benefit from the public or the relevant third party except as agreed herein.

2.	If either party breaches the confidentiality obligation agreed herein and causes loss or reputation damage to the other party, it shall bear legal liabilities according to law.

Article 16 Force Majeure

1.	Force majeure refers to an event that is uncontrollable and unforeseeable, or even foreseeable, unavoidable and insurmountable for either party or both parties after the signing of this Agreement, which prevents, affects or delays the performance of all or part of the obligations of either party or both parties under this Agreement, including but not limited to strikes, explosions, fires, floods, earthquakes and other natural disasters, wars, civil unrest, expropriation, confiscation, sovereign acts of government, etc.

2.	If this Agreement cannot be performed due to force majeure, either party shall notify the other party within 48 hours after the occurrence of the event, and both parties shall negotiate with each other on subsequent matters or termination of this Agreement within 30 working days.

3.	If this Agreement cannot be performed due to force majeure, or if the cost incurred for the performance exceeds the expected benefits gained from the performance though this Agreement can be partially performed, either party may notify the other party to terminate this Agreement.

Article 17 Independence and Severability

If any provision or provisions of this Agreement is or are deemed invalid, illegal or unenforceable in any respect for any reason, such invalidity, illegality or unenforceability shall not affect the validity, legality and enforceability of any other provision and this Agreement as a whole. If the law provides otherwise, such provisions shall prevail.

Article 18 Miscellaneous

1.	Whether or not there has been oral, written or any other form of communication, negotiation, commitment or agreement between Party A and Party B before signing this Agreement, in case of any inconsistency or conflict with this Agreement, the annexes and all terms, both parties confirm that this Agreement and its terms shall prevail.

2.	In order to realize the purpose of product training, sales support, underwriting, case investigation, claim settlement and other work related to the cooperative products by Party B and its designated relevant staff, Party A may, at the request of Party B, provide a free booth at the second-level institutions in the whole system where there is business cooperation between the parties.

3.	This Agreement shall come into force upon being signed and sealed by the legal representatives or authorized representatives of both parties.

4.	This Agreement is signed at Pudong New Area, Shanghai.

Party A: [*****]	Party B: Zhibao Technology Co., Ltd.

Seal: [Seal Affixed Here]	Seal: [Seal Affixed Here]

Signature of Legal Representative	Signature of Legal Representative
(or Authorized Representative): [*****]	(or Authorized Representative):

Date: February 10, 2023	Date:

Annex I: List of Cooperative Products

Product	Maximum sales expense rate
1. [*****] insurance	[*****]% of the gross premium
2. [*****] insurance	[*****]% of the gross premium
3. [*****] insurance	[*****]% of the gross premium
4. [*****] insurance	[*****]% of the gross premium
5. [*****]	[*****]% of the gross premium

(Additional product plans may be attached by the parties in the form of supplementary agreements to this Agreement.)

Annex II: Management Services

A. Product proposal	Product upgrade and new product design	Assist Party A to make proposals on product upgrade and new product design according to market demand
B. Sales service	Training assistance	Provide regular training of existing products and explanation of new products for channels
	Exhibition assistance	If necessary for Party A, assist in accompanying during the exhibition and explaining the products
C. Quotation assistance	Group and personal insurance quotation assistance	Provide professional advice to Party A on the intended quotation and final quotation based on the collected customer demand information
D. Insuring	Membership card and member handbook	Make membership cards and member handbooks, and provide copyright pictures
	Premium and commission settlement	Assist Party A in checking and settling premiums and commissions
E. Network service	Direct payment network hospital	Fees are paid directly for visits to hospitals in the global network (according to the coverage area), and the insured may not pay in cash (according to the insurance plan)
The insurance company and the insured are entitled to the network hospital discount
F. Underwriting and claims assessment service management and assistance	Underwriting assistance	Advise Party A on the underwriting standards for the insurance products hereunder
Provide underwriting pricing and renewal assistance for group customers
Assist in medical and non-medical underwriting audits for individual cases
	Claims assistance	Pre-insurance sickness survey
Claim investigation and review
Direct settlement in network hospital; claim settlement after treatment in non-network hospital, compensation payment in RMB or foreign currency
Appeal case handling
Accommodation case handling
	Risk management and control	Control medical abuse and fraud
Prior authorization, case management
Recommend suitable hospitals
G. Customer service	Hotline	Hotline 400
7*24-hour customer service
Dedicated customer service representative
Consultation, online hospital consultation, insurance plan explanation, claims consultation, complaint handling, etc.
	Online services for the insured	Designated hospital network
Application for claim settlement, hospital network list and other forms, hospital address and brief information
WeChat online customer service
	Hospital information	Hospital network information update
	Deductible recovery	In the case of customer direct payment, Party A shall, with the assistance of Party B, recover the amount to be recovered. If the recovery cannot be completed after recovery, Party A shall include in the compensation based on the disputed case.
H. Global emergency medical arrangement service	Emergency medical transport	In case of emergency, if medically necessary, the insured shall be transported by professional ambulance to the nearest medical institution where relevant treatment can be performed (as arranged under the insurance plan).
	Emergency medical transfer	If the insured is in danger of death or serious irreversible damage to his/her health without timely treatment, the insured shall be transported to the nearest medical institution capable of providing the required services if appropriate treatment is not available locally (as arranged under the insurance plan)
	Transport of remains or cremains	The remains shall be sent home or cremated and buried locally
I. Value-added service	Medical appointments and arrangements	Assist in making outpatient and inpatient appointments and arranging services in network hospitals (provided if it is difficult to make an appointment independently)
	Second medical opinions	Provide professional medical advice and treatment options for the insured in the event of a serious illness or accident

Annex III: Management Service Fee and Settlement

Based on all the management services provided by Party B and the corresponding responsibilities set forth in this Agreement, Party A shall pay the management service fee to Party B in accordance with the premium ratio agreed by both parties for different insurance products. The management service fee shall be settled in RMB. If Party A subsequently upgrades, transforms or updates the insurance products within the scope of cooperation and continues to maintain the cooperative relationship with Party B, the management fee standard agreed by both parties shall still apply.

Through negotiation, Party A and Party B agree on the management service rate hereunder as follows:

1. When the insurance products listed in Annex I hereto are sold by Party A and its own sales team, Party A’s affiliated companies and their cross-sales teams, and personal agents registered by Party A and its affiliated companies, Party B shall calculate the Party B’s management service fee in accordance with the provisions of Table 1 set forth in this annex.

Table 1

Product	Management service fee
1. [*****] insurance	[*****]% of the gross premium
2. [*****] insurance	[*****]% of the gross premium
3. [*****] insurance	[*****]% of the gross premium
4. [*****] insurance	[*****]% of the gross premium
5. [*****]	[*****]% of the gross premium

2. For sales channels other than those agreed in paragraph 1 above (including professional agencies, insurance brokers, etc.) (“Other Channels”), if Party B assists Party A in developing “Other Channels” or assists Party A in demonstrating service capabilities and advantages to “Other Channels” or providing insurance training and promotion to “Other Channels”, or assists Party A in providing management support to “Other Channels”, Party B agrees to be responsible for the expenses, costs and support incurred by Party B during the process (including the salary and social insurance expenses of Party B’s service personnel, travel expenses and accommodation expenses of Party B’s personnel, etc.), and Party A agrees to pay Party B the difference between the maximum sales expense rate agreed in Annex I and the actual sales expense rate paid by Party A to “Other Channels” as Party B’s consideration, remuneration and cost compensation for providing exhibition assistance, channel management and service display.

Table 2

Product	Total sales expense and health service fee	Sales expense rate	Health service fee
1. [*****] insurance	[*****]%	To be calculated according to facts	[*****]% minus actual sales expense
2. [*****] insurance	[*****]%	To be calculated according to facts	[*****]% minus actual sales expense
3. [*****] insurance	[*****]%	To be calculated according to facts	[*****]% minus actual sales expense
4. [*****] insurance	[*****]%	To be calculated according to facts	[*****]% minus actual sales expense
5. [*****]	[*****]%	To be calculated according to facts	[*****]% minus actual sales expense

Settlement method

Party B shall make a management service fee list based on the monthly premium received by Party A and send it to Party B before the 5th day of the next month (in case of legal holidays, it shall be postponed by day). Upon receipt of the bill, Party A shall check it in time. If there is any doubt, Party A shall raise it within 5 working days and negotiate with Party B to resolve it. Party B shall issue a VAT special invoice for service fee upon confirmation of the bill by both parties, and Party A shall pay the management service fee to Party B’s designated bank account within 5 working days upon receipt of the invoice.

For changes in premiums caused by changes in the insured and underwriting liability, both parties shall adjust the next service fee settlement list according to the changes in the actual gross premiums of customers, so as to ensure that the service fee collection is consistent with the actual underwriting business.

Bank account designated by Party B to receive service fee:

Account name: Zhibao Technology Co., Ltd.

Account No.: [*****]

Opening bank: Shanghai Lianyang Sub-branch, China Merchants Bank

Annex IV: Consumer Protection Clause

Consumer Protection Clause

Article 1 Both parties are aware and willing to strictly abide by the relevant laws and regulations of the People’s Republic of China on consumer protection, and fully protect customers’ right to personal and property safety, right to know, right to choose independently, right to fair trade, right to claim according to law, right to be respected and right to personal information security. Any form of infringement of the above rights of consumers may violate the law and be severely punished by law.

Article 2 Party A shall have the right to supervise, evaluate and assess the process and results of Party B’s provision of products or services to customers involving the rights and interests of consumers.

If Party B (supplier or partner, the same below) violates the legitimate rights and interests of customers and consumers, Party A shall have the right to require Party B to bear the corresponding liability for breach and terminate this Agreement.

Article 3 Party B shall strictly abide by the Law on Protection of the Rights and Interests of Consumers and the relevant provisions of the China Banking and Insurance Regulatory Commission on consumer protection, and ensure that the products or services provided to customers comply with laws and regulatory provisions.

Party B shall not infringe upon customers’ right to personal and property safety, right to know, right to choose independently, right to fair trade, right to claim according to law, right to be respected and right to personal information security. In the process of providing products or services, Party B shall not mislead, deceive, exaggerate, conceal, etc., shall not ask for or accept any cash, gift cards, physical goods, negotiable securities or other non-material benefits from customers, and shall not promise to give or give benefits other than those stipulated in the insurance contract to customers.

Party B shall attach importance to the handling of customer complaints. In case of valid complaints involving Party B’s personnel, Party B shall designate special personnel to follow up and resolve the complaints until the complaints are fully handled. Valid complaint refers to a complaint that the legitimate rights and interests of customers are indeed infringed due to Party B.

When performing this Agreement, Party B shall comply with the requirements of customer information protection. The collection, storage and use of customer information shall comply with the Personal Information Protection Law and other laws and regulations, and shall not go beyond the scope of cooperation between the parties. Customer information shall not be provided to any third party legal person, organization or individual other than Party A and Party B.

Article 4 Consumer protection dispute resolution mechanism and liability for breach

(1) Dispute resolution mechanism. In the course of cooperation, in case of complaints from Party A’s customers caused by Party B, Party A shall, upon receipt of such complaints from customers, immediately send such complaints to Party B via email, telephone or WeChat. Upon receipt of a complaint from Party A, Party B shall respond within 2 hours and resolve the complaint within 24 hours. If it fails to resolve the complaint within 24 hours, Party B shall inform Party A and after Party A follows up and handles the matter, Party B shall make its best efforts to cooperate with Party A to solve the problem and bear the complaint fee to prevent the complaint from escalating.

(2) Liability for breach. Party A shall have the right to terminate cooperation with Party B and blacklist Party B for cooperation if any material adverse effect is caused to Party A by Party B’s service failure, fraud or failure to fulfill its obligation of consumer protection. Where an infringement on consumer information security constitutes a crime, it shall be transferred to the judicial organ for handling.

Annex V: Personal Information Protection Clause

Personal Information Protection Clause

Personal Information Protection Clause is a necessary annex to this [Cooperation Agreement between [*****] and Zhibao Technology Co., Ltd.] and has the same legal effect as this Agreement. Both parties hereto are aware and willing to strictly abide by the relevant laws and regulations of the People’s Republic of China on personal information protection. Both parties shall handle the personal information collected and generated during the business cooperation in accordance with the principles of legality, legitimacy, necessity and good faith, respect and protect the rights of personal information subjects in the processing of personal information. Any form of illegal processing of personal information or failure to fulfill the obligation to protect personal information may violate the law and be severely punished by law. The parties agree to sign and abide by the following provisions on personal information protection:

I. Rights and obligations of the parties. Bother parties confirm that, in order to achieve the purpose of cooperation agreed herein, Party A shall provide Party B with necessary personal information. The types, method and purpose of processing of personal information are as follows:

Types of personal information: [name, certificate, gender, date of birth and phone number of the applicant, name, certificate number, gender and date of birth of the insured, relationship with the applicant, and policy number]

Method of personal information processing: [encrypted transmission through API interfaces of both parties, desensitization of sensitive information]

Purpose of personal information processing: [To provide customers with electronic insurance policy services, welfare inquiry and subsequent claim settlement services]

(I) Rights and obligations of Party A ([*****] General Insurance or its branches)

1. Party A shall have the right to require Party B to provide proof of data security capability and personal information protection capability, and conduct daily supervision.

2. Party A shall have the right to ask Party B to provide necessary cooperation as the entrusted party when fulfilling its legal obligations as a personal information processor.

3. If Party B violates its personal information protection obligations, Party A shall have the right to apply II “Personal information protection dispute resolution mechanism, assessment method and liability for breach” of this Personal Information Protection Clause, or require Party B to bear the corresponding liability for breach and terminate this Agreement

(II) Rights and obligations of Party B (supplier)

1. Party B shall ensure that its network system for storing and processing Party A’s personal information has been filed for network security level protection in accordance with legal requirements, and Party B has established appropriate data security capabilities and implemented necessary management and technical measures to ensure the security of personal information.

2. Party B shall strictly comply with Party A’s personal information processing requirements and process personal information within the scope of Party A’s entrustment. Party B shall not process personal information for purposes and with methods other than those entrusted, shall not provide to a third party, and shall not transfer personal information outside Chinese mainland.

3. Unless clearly agreed in the purpose and method of processing, Party B shall not compare, process, integrate, or otherwise process the personal information it already has or obtained from other channels with Party A’s personal information.

4. Party B shall establish a minimum authorization access control policy for its personnel processing personal information to ensure that only the necessary authorized personnel required to perform the entrusted processing can access personal information. Party B shall ensure that its authorized personnel are informed of and comply with all processing requirements and instructions of Party A and the provisions of this Personal Information Protection Clause, and shall undertake corresponding obligations.

5. Party B shall cooperate with Party A in conducting personal information protection security impact assessment and personal information protection compliance audit. Party B undertakes to promptly deal with and resolve the hidden risks or violations found in the assessment or audit according to the requirements of Party A.

6. Party B shall cooperate with Party A in responding to the requirements of personal information subjects to exercise their rights. If Party B directly receives a request or complaint from a personal information subject, Party B shall immediately inform Party A within the shortest time after receipt and handle the matter in accordance with Party A’s instructions.

7. If Party B receives any judicial or administrative order, summons, warrant, summons or other legal documents from state authorities requiring access to or disclosure of Party A’s personal information, Party B shall notify Party A within the shortest time after receipt and cooperate with Party A to respond within the scope permitted by law.

8. If Party B finds any existing or potential personal information security incident, Party B shall promptly provide Party A with a written notice of the relevant situation within 24 hours, and Party A shall perform the notification and reporting obligations as a personal information processor.

9. Party B shall not authorize subcontractors to process Party A’s personal information.

10. If Party B’s acquisition, merger, reorganization, bankruptcy, etc., results in changes in data processing subject, it shall notify Party A in writing immediately after the relevant plan is finalized. Party A shall have the right to terminate the cooperation at any time.

11. Unless otherwise stipulated by law, when the entrusted processing contract between both parties becomes invalid or void or is revoked or terminated, or when Party A requests accordingly, Party B shall hand over all personal information and its copies to Party A, or immediately delete or destroy it at Party A’s request, and provide formal proof.

II. Personal information protection dispute resolution mechanism, assessment method and liability for breach

(I) Dispute resolution mechanism. Party B shall be responsible for entrusted processing of personal information in accordance with the cooperation contents agreed herein. Any complaint caused by infringement of personal information shall be handled in accordance with the dispute resolution mechanism agreed herein.

(II) Assessment method. Party B shall be responsible for entrusted processing of personal information in accordance with the cooperation contents agreed herein. In case of any complaint caused by infringement of personal information, the assessment of personal information protection shall be carried out in accordance with the assessment method agreed herein.

(III) Liability for breach. Party A shall have the right to terminate cooperation with Party B and blacklist Party B for cooperation if any material adverse effect is caused to Party A due to damage to the rights and interests of customers caused by Party B’s service failure, fraud or failure to fulfill its obligation of personal information protection. Where a personal information security incident constitutes a crime, it shall be transferred to the judicial organ for handling.